UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 31, 2026

Date of Report (date of earliest event reported)

Micron Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices and Zip Code)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 31, 2026, Micron Technology, Inc. (the “Company”) issued a press release announcing the pricing of its cash tender offers for any and all of its outstanding 5.300% Senior Notes due 2031 (the “2031 Notes”), 5.650% Senior Notes due 2032 (the “2032 Notes”), 5.875% Senior Notes due 2033 (the “2033A Notes”), 5.875% Senior Notes due 2033 (the “2033B Notes”), 5.800% Senior Notes due 2035 (the “2035A Notes”), and 6.050% Senior Notes due 2035 (the “2023B Notes”, and, together with the 2031 Notes, the 2032 Notes, the 2033A Notes, the 2033B Notes and the 2035A Notes, the “Notes”), in connection with the Company’s previously announced cash tender offers commenced on March 25, 2026.

On April 1, 2026, the Company issued a press release announcing the expiration of its previously announced cash tender offers to purchase any and all of the Notes.

Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on March 31, 2026.
99.2	Press Release issued on April 1, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: April 1, 2026	By:	/s/ Mark Murphy
	Name:	Mark Murphy
	Title:	Executive Vice President and Chief Financial Officer